EXHIBIT H

Investment Manager and Sub-Investment Manager Information

Trust/Fund	Investment Manager	Sub-Investment Manager
Franklin Templeton Variable Insurance
Products Trust:
Franklin Flex Cap Growth Securities Fund	Franklin Advisers, Inc.[1]	N/A
Franklin Global Communications Securities Fund	Franklin Advisers, Inc.[1]	N/A
Franklin Growth and Income Securities Fund	Franklin Advisers, Inc.[1]	N/A
Franklin High Income Securities Fund	Franklin Advisers, Inc.[1]	N/A
Franklin Income Securities Fund	Franklin Advisers, Inc.[1]	N/A
Franklin Large Cap Growth Securities Fund	Franklin Advisers, Inc.[1]	N/A
Franklin Large Cap Value Securities Fund	Franklin Advisory Services, LLC[2]	N/A
Franklin Money Market Fund	Franklin Advisers, Inc.[1]	N/A
Franklin Real Estate Fund	Franklin Advisers, Inc.[1]	N/A
Franklin Rising Dividends Securities Fund	Franklin Advisory Services, LLC[2]	N/A
Franklin Small Cap Value Securities Fund	Franklin Advisory Services, LLC[2]	N/A
Franklin Small-Mid Cap Growth Securities Fund	Franklin Advisers, Inc.[1]	N/A
Franklin Strategic Income Securities Fund	Franklin Advisers, Inc.[1]	N/A
Franklin U.S. Government Fund	Franklin Advisers, Inc.[1]	N/A
Franklin Zero Coupon Fund – 2010	Franklin Advisers, Inc.[1]	N/A
Mutual Discovery Securities Fund	Franklin Mutual Advisers, LLC[3]	Franklin Templeton Investment
Management Limited[4]
Mutual Shares Securities Fund	Franklin Mutual Advisers, LLC[3]	N/A
Templeton Developing Markets Securities Fund	Templeton Asset Management Ltd.[5]	N/A
Templeton Foreign Securities Fund	Templeton Investment Counsel,	Franklin Templeton Investment
	LLC[6]	Management Limited[4]
Templeton Global Asset Allocation Fund	Templeton Investment Counsel,	Franklin Advisers, Inc.[1] & Franklin
	LLC[6]	Templeton Investment Management
Limited[4]
Templeton Global Income Securities Fund	Franklin Advisers, Inc.[1]	N/A
Templeton Growth Securities Fund	Templeton Global Advisors	Templeton Asset Management Ltd.[5]
Limited[7]

Footnote Reference	Manager	Address

1	Franklin Advisers, Inc.	One Franklin Parkway
San Mateo, CA 94403-1906

2	Franklin Advisory Services, LLC	One Parker Plaza
Ninth Floor
Fort Lee, New Jersey 07024

3	Franklin Mutual Advisers, LLC	101 John F. Kennedy Parkway
Short Hills, NJ 07078

4	Franklin Templeton Investment Management Limited	The Adelphi Building
1-11 John Adam Street
London WC2N 6HT

5	Templeton Asset Management Ltd.	7 Temasek Blvd.
Suntec Tower One
#38-03
Singapore 038987

6	Templeton Investment Counsel, LLC	500 East Broward Blvd.
Fort Lauderdale, FL 33394

7	Templeton Global Advisors Limited	Lyford Cay
Nassau, Bahamas

H-1